lease amendment no. 2

AGREEMENT made as of this day of 8th day of October 2019 by and among RIVER RIDGE LIMITED PARTNERSHIP (“Landlord”), CORBUS PHARMACEUTICALS, INC. (“Tenant”), and CORBUS PHARMACEUTICALS HOLDINGS, INC. (“Guarantor”).

witnesseth that:

WHEREAS, Landlord is the landlord and Tenant is the tenant under a certain lease dated March 21, 2017 as amended by Lease Amendment No. 1 dated February 26, 2019 (collectively, the “Lease”) with respect to certain premises in Norwood, Massachusetts; and

WHEREAS, Guarantor is the guarantor of the Tenant’s obligations under the Lease under a Guarantee dated August 21, 2017 (the “Guarantee”), and Guarantor wishes to consent to this Amendment.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

1. Initially capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Lease.

2. Notwithstanding anything contained in the contrary in the Lease, the New Commencement Date shall be September 1, 2019 and the term of the Lease is extended to end on November 30, 2026.

3. As of the New Premises Commencement Date, the New Premises shall consist of approximately 30,523 rentable square feet of floor area located on the first floor of the Building and the Original Premises contains approximately 32,733 rentable square feet of floor area (being the entire second floor of the Building). The total rentable square feet of the demised premises is 63,256 rentable square feet of floor area.

4. As of the New Premises Commencement Date, Tenant’s Percentage shall be increased to 62.6%. Tenant’s Percentage shall remain 32.65% through August 31, 2019.

5. Notwithstanding anything contained in the Lease to the contrary, the Base Rent from September 1, 2019 through November 30, 2019 for both the New Premises and Original Premises is 54,652.50 per month. Commencing on December 1, 2019 Base Rent due under the Lease for the 1st and 2nd floor which includes the New Premises and Original Premises shall be as follows:

For and with respect to the period December 1, 2019 through February 29, 2020, the amount of $82,838.00 per month.

For and with respect to the period March 1, 2020 through August 31, 2020, the amount of $96,370.31

For and with respect to the period September 1, 2020 through February 28, 2021, the amount of $130,465.50 per month.

For and with respect to the period March 1, 2021 through February 28, 2022, the amount of $134,419.01 per month.

For and with respect to the period March 1, 2022 through February 28, 2023, the amount of $138,372.50 per month.

For and with respect to the period March 1, 2023 through February 29, 2024, the amount of $142,326.01 per month.

For and with respect to the period March 1, 2024 through February 28, 2025, the amount of $146,279.50 per month.

For and with respect to the period March 1, 2025 through February 28, 2026, the amount of $150,233.01 per month.

For and with respect to the period March 1, 2026 through November 30, 2026 (being a partial year), the amount of $154,186.50 per month.

6. Guarantor hereby consents to this Amendment to the Lease and agrees that the Guarantee shall remain in full force and effect with respect to the Lease as amended hereby.

7. As amended hereby, the Lease is hereby ratified, confirmed and approved and except as amended hereby, the Lease shall remain in full force and effect in accordance with its original terms.

8. Tenant hereby confirms that as of the date hereof, there is no default of Landlord under the Lease or any event which with notice or the passage of time or both would constitute a default of Landlord under the Lease.

9. Each of Landlord and Tenant hereby represents and warrants to the other that it has not had any dealings with any broker in connection with the consummation of this Amendment for whose fee Landlord shall be responsible] and, in the event of any other brokerage claims against a party (the “Innocent Party”) predicated upon prior dealings with the other party named herein, such other party agrees to defend the same and indemnify the Innocent Party against any such claim,

10. The parties acknowledge and agree that, notwithstanding any law or presumption to the contrary, this Amendment may be executed by electronic signature, which shall be considered as an original signature for all purposes and shall have the same force and effect as an original signature. Without limitation “electronic signature” shall include a faxed version of an original signature or an electronically scanned and transmitted version (e.g., via pdf) of an original signature.

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WITNESS THE EXECUTION HEREOF, under seal, as of the day and year first above written.

LANDLORD:

RIVER RIDGE LIMITED PARTNERSHIP

By:	Cornerstone Corporation,
its managing agent

By:	/s/ Paul J. Tryder
Paul J. Tryder, President

TENANT:

CORBUS PHARMACEUTICALS, INC.

By:	/s/ Sean Moran
Name:	Sean Moran
Its:	Chief Financial Officer
Hereunto Duly Authorized

GUARANTOR:

CORBUS PHARMACEUTICALS HOLDINGS, INC.

By:	/s/ Sean Moran
Title:	Chief Financial Officer
Hereunto Duly Authorized

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